Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D, including all amendments thereto, with respect to the Ordinary Shares of Iris Energy Limited, and further agree that this Joint Filing Agreement shall be included as an exhibit to the first such joint filing and may, as required, be included as an exhibit to subsequent amendments thereto.

Each of the undersigned agrees and acknowledges that each party hereto is (i) individually eligible to use such Schedule 13D and (ii) responsible for the timely filing of such Schedule 13D and any and all amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness and accuracy of the information concerning any other party unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument. A facsimile, telecopy or other digital execution service (e.g., via DocuSign) or other reproduction of this Joint Filing Agreement may be executed by one or more parties hereto, and an executed copy of this Joint Filing Agreement may be delivered by one or more parties hereto by facsimile, e-mail or similar instantaneous electronic transmission device, pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be construed as valid, binding and effective for all purposes as of the date hereof.

Dated: December 13, 2022

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JOINT FILING AGREEMENT

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

EVEREST HILL GROUP INC.

By: Vicali Services (BVI) Inc., Its Director

By:	/s/ Susan V. Demers
Name: Susan V. Demers
Title: Director

By:	/s/ Andrea J. Douglas
Name: Andrea J. Douglas
Title: Director

CLIFTON BAY OFFSHORE INVESTMENTS L.P.

By: Clifton Bay Management Ltd., its general partner

By: Vicali Services (BVI) Inc., Its Director

By:	/s/ Susan V. Demers
Name: Susan V. Demers
Title: Director

By:	/s/ Andrea J. Douglas
Name: Andrea J. Douglas
Title: Director

CLIFTON BAY MANAGEMENT LTD.

By: Vicali Services (BVI) Inc., Its Director

By:	/s/ Susan V. Demers
Name: Susan V. Demers
Title: Director

By:	/s/ Andrea J. Douglas
Name: Andrea J. Douglas
Title: Director

AE CAPITAL LIMITED

By: Vicali Services (BVI) Inc., Its Director

By:	/s/ Susan V. Demers
Name: Susan V. Demers
Title: Director

By:	/s/ Andrea J. Douglas
Name: Andrea J. Douglas
Title: Director

JOINT FILING AGREEMENT

Q MANAGEMENT SERVICES (PTC) LTD.

By: Vicali Services (BVI) Inc., Its Director

By:	/s/ Susan V. Demers
Name: Susan V. Demers
Title: Director

By:	/s/ Andrea J. Douglas
Name: Andrea J. Douglas
Title: Director

VICALI SERVICES (BVI) INC.

By:	/s/ Susan V. Demers
Name: Susan V. Demers
Title: Director

By:	/s/ Andrea J. Douglas
Name: Andrea J. Douglas
Title: Director

/s/ Susan V. Demers
Susan V. Demers, individually

/s/ Andrea J. Douglas
Andrea J. Douglas, individually

/s/ Wayne Quasha
Wayne Quasha, individually